Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	July 24, 2024

Valmont Reports Second Quarter 2024 Results and
Raises Full-Year 2024 Diluted Earnings per Share Guidance

OMAHA, Neb.-- Valmont® Industries, Inc. (NYSE: VMI), a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology, today reported financial results for the second quarter ended June 29, 2024.

President and Chief Executive Officer Avner M. Applbaum commented, “Our team demonstrated their dedication to enhancing shareholder value by delivering another quarter of operating margin expansion and earnings per share growth. Second quarter results in both segments were driven by commercial and operational execution, pricing strategies, and a fundamentally improved cost structure. Additionally, our Infrastructure segment benefited from declining steel costs, contributing to higher profitability. We are steadily progressing in adjusting and expanding our factory output, creating flexibility to meet the evolving needs of our customers, a strategy that will continue to yield benefits in future quarters. In Agriculture, severe weather in the U.S. led to a large increase in replacement sales. Brazil remains soft as lower grain prices are impacting growers’ buying behavior, while Middle East projects are on track. We strengthened our balance sheet, with earnings growth and effective working capital management driving strong cash generation. This enables us to advance our capital allocation strategy and drive higher returns on invested capital. I am very pleased with our progress towards our strategic priorities which are grounded in the Valmont Business Model, helping us consistently create value and deliver outstanding results.”

Second Quarter 2024 Highlights (all metrics compared to Second Quarter 2023 unless otherwise noted)

●	Net Sales of $1.0 billion were similar to prior year
●	Operating Income increased 10.2% to $147.3 million or 14.2% of net sales compared to $133.7 million or 12.8% of net sales
●	Diluted Earnings per Share (EPS) grew 16.6% to $4.91 compared to $4.21; second quarter 2024 EPS includes a tax benefit of approximately $3.0 million or $0.15 per share
●	Generated operating cash flows of $130.8 million; cash and cash equivalents at the end of the second quarter were $163.1 million
●	Returned $27.1 million to shareholders through share repurchases and dividends, and reduced borrowings on the revolving credit facility by approximately $90.0 million
●	Raising full-year 2024 diluted EPS guidance to $16.50 to $17.30; previously $15.40 to $16.40

Key Financial Metrics

Second Quarter 2024
(000s except per share amounts)	6/29/2024	7/1/2023
	Q2 2024	Q2 2023	vs. Q2 2023
Net Sales	$1,039,737	$1,046,296	(0.6)%
Gross Profit	320,282	329,397	(2.8)%
Gross Profit as a % of Net Sales	30.8%	31.5%
Operating Income	147,308	133,733	10.2%
Operating Income as a % of Net Sales	14.2%	12.8%
Net Earnings Attributable to Valmont Industries, Inc.[1]	99,716	89,376	11.6%
Diluted Earnings per Share[1]	4.91	4.21	16.6%
Weighted Average Shares Outstanding	20,292	21,229

Year-to-Date 2024
(000s except per share amounts)	6/29/2024	7/1/2023
	FY 2024	FY 2023	vs. FY 2023
Net Sales	$2,017,565	$2,108,777	(4.3)%
Gross Profit	626,498	637,982	(1.8)%
Gross Profit as a % of Net Sales	31.1%	30.3%
Operating Income	278,861	252,199	10.6%
Operating Income as a % of Net Sales	13.8%	12.0%
Net Earnings Attributable to Valmont Industries, Inc.[1]	187,538	163,916	14.4%
Diluted Earnings per Share[1]	9.24	7.67	20.5%
Weighted Average Shares Outstanding	20,307	21,370

1Q2 2024 includes a tax benefit of approximately $3.0 million or $0.15 per share due to the reduction of a valuation allowance on a tax loss carryforward in a foreign subsidiary

Second Quarter 2024 Segment Review

Infrastructure (73.1% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, solar, lighting and transportation, and telecommunications, along with coatings services to protect metal products

Sales of $762.7 million decreased 1.0% year-over-year. Volumes in the Transmission, Distribution, and Substation (Utility) product line were slightly higher. A greater mix of distribution and substation structures and the unfavorable contractual price impact from steel index deflation limited sales growth this quarter. Telecommunications volumes were much lower due to a softer market environment compared to last year. Solar volumes were also lower due to project timing. Pricing was favorable for the segment as steel index deflation was offset by favorable mix.

Operating Income increased to $133.6 million or 17.6% of net sales compared to $116.0 million or 15.1% of net sales in the second quarter of 2023 driven by improved commercial execution, pricing strategies, lower cost of goods sold due to declining steel costs, and reduced SG&A expenses.

Agriculture (26.9% of Net Sales)

Center pivot and linear irrigation equipment components for agricultural markets, including aftermarket parts and tubular products, and advanced technology solutions for precision agriculture

Sales of $281.7 million grew slightly year-over-year. In North America, irrigation equipment volumes were significantly higher driven by a large increase in replacement sales due to severe weather impacts in the midwestern and southern United States. Average irrigation selling prices were lower compared to last year, primarily due to targeted regional pricing actions.

International sales decreased compared to last year. Sales were significantly lower in Brazil due to normalizing backlog levels and lower grain prices impacting growers’ buying behavior. These lower sales were partially offset by higher Middle East project sales and the contribution from the HR Products acquisition.

Operating Income was $40.0 million or 14.3% of net sales compared to $49.3 million or 17.7% of net sales in the second quarter of 2023. The benefit of reduced SG&A expenses was more than offset by the impact of lower volumes and pricing in Brazil.

Balance Sheet, Liquidity, and Capital Allocation

The Company generated operating cash flows of $130.8 million, and cash and cash equivalents at the end of the second quarter were $163.1 million. During the quarter, Valmont repurchased $14.9 million of Company stock, and $121.2 million remains on the authorized share repurchase program.

Updating 2024 Full-Year Financial Outlook and Key Assumptions

The Company is reaffirming its commitment to focus on strategic areas to enhance profitability and return on invested capital. As a result, we are exiting certain low-margin Solar projects leading to an expected decrease of approximately $40.0 million in Solar sales from the previous outlook. Additionally, the contractual price impact from steel index deflation is leading us to adjust our expected increase in Utility sales downward from the previous outlook. These two factors contribute to an approximate $80.0 million decrease in the Infrastructure segment net sales growth projections for the year, with minimal impact on segment profitability. The Company is also raising its 2024 full-year diluted earnings per share outlook from the previous guidance provided last quarter and updating key assumptions for the year.

Metric	Previous Outlook	Current Outlook
Net Sales Change (vs. PY)	(2.0%) to 0.5%	(3.5%) to (1.5%)
Infrastructure Net Sales (vs. PY)	Growth Approaching Mid-Single Digits	Flat to 1.5%
Agriculture Net Sales (vs. PY)	(15.0%) to (10.0%)	No Change from Previous Outlook
Diluted Earnings per Share	$15.40 to $16.40	$16.50 to $17.30
●Steel cost assumptions aligned with hot rolled coil futures market
●Effective tax rate of approximately 26.0%
●Minimal expected foreign currency translation impact on net sales
●For cash flow purposes, capital expenditures now expected to be in the range of $95.0 to $110.0 million to support strategic growth initiatives

Applbaum added, “I am pleased that we are increasing our diluted earnings per share outlook for the year even as we are decreasing our net sales guidance. We are improving operating margins as we meet evolving customer needs and are driving toward profitable growth. We remain committed to increasing our output to capitalize on market opportunities as the long-term demand for our products remains strong. Our broad exposure to infrastructure and agriculture markets helps us effectively manage market cycles and share resources across businesses, improving efficiency and returns on investment. We believe these advantages will become increasingly important as the energy transition accelerates and agriculture markets recover. I am confident in our ability to strengthen our core businesses, deliver strong returns on invested capital and enhance shareholder value.”

A live audio discussion with Avner M. Applbaum, President and Chief Executive Officer, and Timothy P. Francis, Interim Chief Financial Officer, will be accessible by telephone on Thursday, July 25, 2024 at 8:00 a.m. CT by dialing +1 877.407.6184 or +1 201.389.0877 (no Conference ID needed), or via webcast by pointing browsers to this link: Valmont Industries 2Q 2024 Earnings Conference Call. A slide presentation will simultaneously be available for download on the Investors page of valmont.com. A replay of the event can be accessed three hours after the call at the above link or by telephone at +1 877.660.6853 or +1 201.612.7415. Please use access code 13742905. The replay will be available through 10:59 p.m. CT on Thursday, August 1, 2024.

About Valmont Industries, Inc.

For nearly 80 years, Valmont has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

Concerning Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments, and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control), and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include, among other things, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

Website and Social Media Disclosure

The Company uses its website and social media channels identified on its website as channels of distribution of Company information. The information that the Company posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following the Company’s press releases, Securities and Exchange Commission filings, and public conference calls and webcasts. The contents of the Company’s website and social media channels are not part of this press release.

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VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars and shares in thousands, except per share amounts)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023
Net sales	$1,039,737	$1,046,296	$2,017,565	$2,108,777
Cost of sales	719,455	716,899	1,391,067	1,470,795
Gross profit	320,282	329,397	626,498	637,982
Selling, general, and administrative expenses	172,974	195,664	347,637	385,783
Operating income	147,308	133,733	278,861	252,199
Other income (expenses):
Interest expense	(15,846)	(14,917)	(32,067)	(28,022)
Interest income	1,499	563	3,278	1,393
Gain on deferred compensation investments	525	941	1,956	2,135
Gain on divestiture	—	2,994	—	2,994
Other	(1,250)	(2,382)	(1,355)	(4,758)
Total other income (expenses)	(15,072)	(12,801)	(28,188)	(26,258)
Earnings before income taxes and equity in loss of nonconsolidated subsidiaries	132,236	120,932	250,673	225,941
Income tax expense	31,067	31,935	61,055	63,778
Equity in loss of nonconsolidated subsidiaries	(19)	(199)	(39)	(1,020)
Net earnings	101,150	88,798	189,579	161,143
Loss (earnings) attributable to redeemable noncontrolling interests	(1,434)	578	(2,041)	2,773
Net earnings attributable to Valmont Industries, Inc.	$99,716	$89,376	$187,538	$163,916

Weighted average shares outstanding - Basic	20,175	21,029	20,182	21,149
Earnings per share - Basic	$4.94	$4.25	$9.29	$7.75

Weighted average shares outstanding - Diluted	20,292	21,229	20,307	21,370
Earnings per share - Diluted	$4.91	$4.21	$9.24	$7.67

Cash dividends per share	$0.60	$0.60	$1.20	$1.20

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023
Infrastructure
Net sales	$760,430	$768,158	$1,481,163	$1,500,298
Gross profit	232,403	224,876	450,020	425,271
as a percent of net sales	30.6%	29.3%	30.4%	28.3%
Selling, general, and administrative expenses	98,822	108,926	198,575	214,969
as a percent of net sales	13.0%	14.2%	13.4%	14.3%
Operating income	133,581	115,950	251,445	210,302
as a percent of net sales	17.6%	15.1%	17.0%	14.0%

Agriculture
Net sales	$279,307	$278,138	$536,402	$608,479
Gross profit	87,879	104,521	176,478	212,711
as a percent of net sales	31.5%	37.6%	32.9%	35.0%
Selling, general, and administrative expenses	47,908	55,270	95,534	110,137
as a percent of net sales	17.2%	19.9%	17.8%	18.1%
Operating income	39,971	49,251	80,944	102,574
as a percent of net sales	14.3%	17.7%	15.1%	16.9%

Corporate
Selling, general, and administrative expenses	$26,244	$31,468	$53,528	$60,677
Operating loss	(26,244)	(31,468)	(53,528)	(60,677)

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended June 29, 2024
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$582,143	$161,310	$(4,686)	$738,767
International	180,599	120,393	(22)	300,970
Total sales	$762,742	$281,703	$(4,708)	$1,039,737

Product Line:
Transmission, Distribution, and Substation	$323,087	$—	$—	$323,087
Lighting and Transportation	243,562	—	—	243,562
Coatings	91,574	—	(2,294)	89,280
Telecommunications	58,400	—	—	58,400
Solar	46,119	—	(18)	46,101
Irrigation Equipment and Parts	—	254,310	(2,396)	251,914
Technology Products and Services	—	27,393	—	27,393
Total sales	$762,742	$281,703	$(4,708)	$1,039,737

	Thirteen weeks ended July 1, 2023
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$587,313	$140,981	$(3,613)	$724,681
International	183,282	138,952	(619)	321,615
Total sales	$770,595	$279,933	$(4,232)	$1,046,296

Product Line:
Transmission, Distribution, and Substation	$314,307	$—	$—	$314,307
Lighting and Transportation	246,123	—	—	246,123
Coatings	91,120	—	(1,818)	89,302
Telecommunications	67,738	—	—	67,738
Solar	51,307	—	(619)	50,688
Irrigation Equipment and Parts	—	252,457	(1,795)	250,662
Technology Products and Services	—	27,476	—	27,476
Total sales	$770,595	$279,933	$(4,232)	$1,046,296

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Twenty-six weeks ended June 29, 2024
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$1,150,715	$321,225	$(9,152)	$1,462,788
International	335,641	219,213	(77)	554,777
Total sales	$1,486,356	$540,438	$(9,229)	$2,017,565

Product Line:
Transmission, Distribution, and Substation	$648,343	$—	$—	$648,343
Lighting and Transportation	465,658	—	—	465,658
Coatings	178,664	—	(5,120)	173,544
Telecommunications	112,361	—	—	112,361
Solar	81,330	—	(73)	81,257
Irrigation Equipment and Parts	—	487,430	(4,036)	483,394
Technology Products and Services	—	53,008	—	53,008
Total sales	$1,486,356	$540,438	$(9,229)	$2,017,565

	Twenty-six weeks ended July 1, 2023
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$1,171,396	$323,850	$(8,987)	$1,486,259
International	335,305	288,246	(1,033)	622,518
Total sales	$1,506,701	$612,096	$(10,020)	$2,108,777

Product Line:
Transmission, Distribution, and Substation	$629,127	$—	$—	$629,127
Lighting and Transportation	475,259	—	—	475,259
Coatings	181,234	—	(5,370)	175,864
Telecommunications	135,875	—	—	135,875
Solar	85,206	—	(1,033)	84,173
Irrigation Equipment and Parts	—	551,638	(3,617)	548,021
Technology Products and Services	—	60,458	—	60,458
Total sales	$1,506,701	$612,096	$(10,020)	$2,108,777

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	June 29,	December 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$163,142	$203,041
Receivables, net	703,255	657,960
Inventories	633,232	658,428
Contract assets	191,846	175,721
Prepaid expenses and other current assets	92,560	92,479
Total current assets	1,784,035	1,787,629
Property, plant, and equipment, net	604,326	617,394
Goodwill and other non-current assets	1,068,841	1,072,425
Total assets	$3,457,202	$3,477,448

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS,
AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$569	$719
Notes payable to banks	1,876	3,205
Accounts payable	353,729	358,311
Accrued expenses	247,524	277,764
Contract liabilities	68,811	70,978
Income taxes payable	20,427	—
Dividends payable	12,098	12,125
Total current liabilities	705,034	723,102
Long-term debt, excluding current installments	1,017,543	1,107,885
Operating lease liabilities	154,247	162,743
Other non-current liabilities	62,648	66,646
Total liabilities	1,939,472	2,060,376
Redeemable noncontrolling interests	46,249	62,792
Shareholders' equity	1,471,481	1,354,280
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$3,457,202	$3,477,448

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Twenty-six weeks ended
	June 29,	July 1,
	2024	2023
Cash flows from operating activities:
Net earnings	$189,579	$161,143
Depreciation and amortization	46,526	48,792
Contribution to defined benefit pension plan	(18,009)	(15,259)
Gain on divestiture	—	(2,994)
Change in working capital	(78,305)	(98,979)
Other	14,352	16,843
Net cash flows from operating activities	154,143	109,546
Cash flows from investing activities:
Purchase of property, plant, and equipment	(33,328)	(45,393)
Proceeds from divestiture, net of cash divested	—	6,369
Proceeds from property damage insurance claims	—	4,844
Other	(3,176)	134
Net cash flows from investing activities	(36,504)	(34,046)
Cash flows from financing activities:
Net payments on short-term borrowings	(1,275)	(4,693)
Proceeds from long-term borrowings	15,009	165,012
Principal payments on long-term borrowings	(105,349)	(84,105)
Dividends paid	(24,239)	(24,376)
Purchase of redeemable noncontrolling interests	(17,745)	—
Purchase of treasury shares	(14,941)	(135,115)
Other	(2,335)	(10,877)
Net cash flows from financing activities	(150,875)	(94,154)
Effect of exchange rates on cash and cash equivalents	(6,663)	155
Net change in cash and cash equivalents	(39,899)	(18,499)
Cash and cash equivalents—beginning of period	203,041	185,406
Cash and cash equivalents—end of period	$163,142	$166,907